As filed with the Securities and Exchange Commission on December 14, 2000
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                      KANSAS CITY SOUTHERN INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

       DELAWARE                                        44-0663509
(State of Incorporation)                  (I.R.S. Employer Identification No.)

                              114 WEST 11TH STREET
                        KANSAS CITY, MISSOURI 64105-1804
                    (Address of Principal Executive Offices)

                      KANSAS CITY SOUTHERN INDUSTRIES, INC.
                         401(k) AND PROFIT SHARING PLAN
                            (Full Title of the Plan)


                                 ROBERT H. BERRY
                            SENIOR VICE PRESIDENT AND
                             CHIEF FINANCIAL OFFICER
                              114 WEST 11TH STREET
                        KANSAS CITY, MISSOURI 64105-1804
                                 (816) 983-1303
           (Name, Address, and Telephone Number of Agent for Service)
                                ----------------

                                                CALCULATION OF REGISTRATION FEE

------------------------------   --------------   -------------------   -----------------   ------------------
                                                       PROPOSED              PROPOSED
                                    AMOUNT TO      MAXIMUM OFFERING     MAXIMUM AGGREGATE        AMOUNT OF
      TITLE OF SECURITIES         BE REGISTERED   PRICE PER SHARE (2)     OFFERING PRICE     REGISTRATION FEE
     TO BE REGISTERED (1)
------------------------------   --------------   -------------------   -----------------   ------------------
------------------------------   --------------   -------------------   -----------------   ------------------

Common Stock, par value
   $.01 per share (3) (4).....   660,000 shares         $8.22             $5,425,200.00          $1,432.25
------------------------------   --------------   -------------------   -----------------   ------------------

(1) Includes associated rights to purchase Series A Preferred Stock of the Registrant.
(2)  Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933.
(3) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(4) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Kansas City Southern Industries, Inc. (the "Registrant") with the Securities and Exchange Commission (File No. 1-4717) are hereby incorporated by reference and made a part of this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, as amended by Amendment No. 1 on Form 10-K/A and Amendment No. 2 on Form 10-K/A;

     (b) The Registrant's Quarterly Reports of Form 10-Q for the quarterly periods ended March 31, 2000, June 30, 2000 and September 30, 2000;

     (c) The Registrant's Current Reports on Form 8-K dated June 15, 2000, Form 8-K dated July 12, 2000 and as amended on Form 8-K/A, Form 8-K dated September 8, 2000, Form 8-K dated September 27, 2000 and Form 8-K dated October 25, 2000;

     (d) The Registrant's definitive Proxy Statement dated May 8, 2000 filed in connection with Registrant's 2000 Annual Meeting of Stockholders; and

     (e) The description of the Registrant's common stock, par value $0.01 per share (the "Common Stock"), and the associated Series A Preferred Stock Purchase Rights in the Registrant's Form 8-A filed on May 19, 1986, as amended by the Registrant's Form 8-A/A (Amendment No. 1) filed on November 6, 1995 and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all Common Stock registered hereby has been sold or which deregisters such Common Stock then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL"), provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of any such threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders, disinterested directors, committee of such directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     The By-laws of the Registrant provide that directors and officers shall be indemnified as described above in this paragraph to the fullest extent permitted by the DGCL. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director, officer, employee or agent may be entitled, under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Reference is made to
Section 1 of Article IX of the Registrant's By-laws filed as Exhibit 4.6 hereto.

     To the fullest  extent  permitted by the DGCL and any  amendments  thereto,
Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective. As permitted by the DGCL, the Registrant's Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The exhibits are listed in the Exhibit Index of this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

(a)  The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the restated certificate of incorporation and by-laws of the Registrant and the provisions of the Delaware law described under Item 6 above, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kansas City, Missouri.


                                    KANSAS CITY SOUTHERN INDUSTRIES, INC.


                                    By:  /s/ RICHARD P. BRUENING
                                    -------------------------------------
                                         Richard P. Bruening
                                         Vice President, General
                                         Counsel and Secretary

Date:  December 11, 2000


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard P. Bruening, Robert H. Berry and Louis G. Van Horn, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                           TITLE                            DATE

/s/ L.H. ROWLAND            Chairman and Director             December 11, 2000
------------------------
    L.H. Rowland

/s/ M.R. HAVERTY            President, CEO and Director       December 11, 2000
------------------------
    M.R. Haverty            (Principal Executive Officer)

/s/ R.H. BERRY              Senior Vice President and Chief   December 11, 2000
------------------------
   R.H. Berry               Financial Officer (Principal
                            Financial Officer)

/s/ L.G. VAN HORN           Vice President and                December 11, 2000
------------------------
    L.G. Van Horn           Comptroller (Principal
                            Accounting Officer)

/s/ A.E. ALLINSON           Director                          December 11, 2000
------------------------
    A.E. Allinson

/s/ M.G. FITT               Director                          December 11, 2000
------------------------
    M.G. Fitt

/s/ J.R. JONES              Director                          December 11, 2000
------------------------
    J.R. Jones

/s/ B.G. THOMPSON           Director                          December 11, 2000
---------------------
    B.G. Thompson

                                INDEX TO EXHIBITS
 Exhibit
 Number                              Description of Exhibit
 ------                              ----------------------

4.1               Certificate of Incorporation as amended through May 14, 1985 (1)

4.2               Certificate of Designation dated September 29, 1993 Establishing Series B Convertible
                  Preferred Stock, par value $1.00 (2)

4.3               Amendment to Certificate of Incorporation dated May 6, 1994 (3)

4.4               Amended Certificate of Designation Establishing the New Series A Preferred Stock, par
                  value $1.00, dated November 7, 1995 (4)

4.5               Certificate of Amendment dated May 12, 1987 of Certificate of Incorporation (4)

4.6               By-Laws, as amended and restated September 17, 1998 (5)

4.7               Stockholder Rights Agreement by and between the Registrant and Harris Trust and
                  Savings Bank dated as of September 19, 1995 (6)

4.8               Kansas City Southern Industries, Inc. 401(k) and Profit Sharing Plan

5.1               *

23.1              Consent of PricewaterhouseCoopers LLP.

24.1              Powers of Attorney (included on the signature page of this Registration Statement)

--------------

* The Registrant undertakes that it will submit the Kansas City Southern Industries, Inc. 401(k) and Profit Sharing Plan (the "Plan") and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

(1) Filed as an exhibit to the Registrant's Registration Statement on Form S-8 (File No. 33-8880), and such exhibit is hereby incorporated by reference.

(2) Filed as an exhibit to the Registrant's Current Report on Form 8-K, dated October 1, 2000, and such exhibit is hereby incorporated by reference.

(3)  Filed as an exhibit to the Registrant's  Annual Report on Form 10-K for the
     fiscal  year  ended   December  31,  1994,   and  such  exhibit  is  hereby
     incorporated by reference.

(4)  Filed as an exhibit to the Registrant's  Annual Report on Form 10-K for the
     fiscal  year  ended   December  31,  1996,   and  such  exhibit  is  hereby
     incorporated by reference.

(5)  Filed as an exhibit to the Registrant's  Annual Report on Form 10-K for the
     fiscal  year  ended   December  31,  1998,   and  such  exhibit  is  hereby
     incorporated by reference.

(6) Filed as an exhibit to the Registrant's Registration Statement on Form 8-A dated October 24, 1995, and such exhibit is hereby incorporated by reference.